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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation in the Proxy/Prospectus of The Banc Corporation on Form S-4 of our report dated February 23, 2001 on our audits of the consolidated financial statements of CF Bancshares, Inc. at December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000.

HACKER, JOHNSON & SMITH PA

Tampa, Florida
September 11, 2001